                                                                    EXHIBIT 10.5

                              GATEWAY OFFICE PARK
                             San Jose, California


                                [IMAGE OMITTED]



                                     LEASE

                            BASIC LEASE INFORMATION

                                 OFFICE LEASE

               Lease Date December 13, 1995

               Landlord SPIEKER PROPERTIES, L.P., a California Limited
               Partnership

               Address of Landlord: 2077 Gateway Place, Suite 100, San Jose, CA 95110

               Tenant VLSI LIBRARIES INCORPORATED, a California Corporation


               Address of Tenant: 3135 Kifer Road.  Santa Clara, CA 95051

Contact                         Mark Templeton                                  Telephone: 408-986-9300
                                  President
PARAGRAPH 1    Premises: Approximately 16,797 square feet of rentable area (which includes a portion of the building's common area) located on the third floor of the building known as 2077 Gateway Place.  The demised premises are approximately as shown in red on the attached floor plan (Exhibit B - Suite 300).

PARAGRAPH 2    Permitted Use:                                      General and Administrative Use

PARAGRAPH 2    Occupancy Density                                   67 people.

PARAGRAPH 3    Scheduled Arm Commencement Date:                    March 1, 1996

PARAGRAPH 3    Scheduled Length of Term:                           Five (5) years

PARAGRAPH 3    Scheduled Term Expiration Date:                     February 28, 2001

PARAGRAPH 4    Rent:  See Addendum 1 attached hereto

PARAGRAPH 15   Security Deposit:                                   $38,297.00

PARAGRAPH 29   Tenant's Proportionate Share:                       22.25%

               The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the Particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease. the latter shall control.


               LANDLORD:                         TENANT:
               SPIEKER PROPERTIES, L.P.          VLSI LIBRARIES INCORPORATED, a
               a California Limited Partnership  California Corporation


               By Spieker Properties, Inc.,      By /s/ Mark Templeton
                  a Maryland, Corporation           Mark Templeton
                  Its General Manager            Its President
                  By:/s/ John A. Foster

                    John A. Foster
               Senior Vice President

                                     LEASE


                               TABLE OF CONTENTS

                                                    Page
          Basic Lease Information                      1
      1.  Premises                                     3
      2.  Occupancy                                    3
      3.  Term And Possession                          3
      4.  Rent                                         3
      5.  Restrictions On Use                          3
      6.  Compliance With Laws                         3
      7.  Alterations                                  3
      8.  Repairs                                      3
      9.  Liens                                        4
     10.  Assignment And Subletting                    4
     11.  Insurance And Indemnification                4
     12.  Waiver Of Subrogation                        5
     13.  Service And Utilities                        5
     14.  Estoppel Certificate                         5
     15.  Security Deposit                             6
     16.  Substitution                                 6
     17.  Holding Over                                 6
     18.  Subordination                                6
     19.  Rules And Regulations                        6
     20.  Re-Entry By Landlord                         6
     21.  Default By Tenant                            6
     22.  Damage By Fire, Etc.                         7
     23.  Eminent Domain                               8
     24.  Sale By Landlord And Tenant's Remedies       8
     25.  Right Of Landlord To Perform                 8
     26.  Surrender Of Premises                        8
     27.  Waiver                                       8
     28.  Notices                                      8
     29.  Rental Adjustments                           9
     30.  Taxes Payable By Tenant                     10
     31.  Successors And Assigns                      10
     32.  Attorneys' Fees                             10
     33.  Light And Air                               10
     34.  Public Transportation Information           10
     35.  Miscellaneous                               10
     36.  Lease Effective Date                        10

          Signatures                                  10

     EXHIBIT "A"                   Rules and Regulations
     EXHIBIT "B"                     Outline of Premises
     EXHIBIT "C"                   Improvement Agreement
     EXHIBIT "D"              Form of Tenant Certificate
     EXHIBIT "E"                    Property Description

                                     LEASE

               THIS LEASE is made as of this 13th day of December 1995, between SPIEKER PROPERTIES, L.P., a California Limited (hereinafter called "Landlord")
                         Partnership
               and VLSI LIBRARIES   INCORPORATED, a California Corporation
               (hereinafter called "Tenant").

PREMISES       1.        Landlord leases to Tenant and Tenant leases from
                    Landlord those premises (hereinafter called "Premises) outlined in red on Exhibit B attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto (the "Building").

OCCUPANCY      2.        Tenant shall use the Premises for the Permitted Use and
                    for no other use or purpose without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. No increase in occupant density of the Leased Premises shall be made which shall add to the burden of such use of the Building as determined by Landlord without the prior written consent of Landlord.

POSSESSION     3.   (a)  The parties project that the term shall commence on the
                    Scheduled Term Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force until the Term Expiration Date. If the Premises are not delivered by Landlord by the Scheduled
                    Term Commencement Date for any reason, Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. The Term Commencement Date shall be the first day of the calendar month next following the earlier of (i) the day when the Premises are substantially complete, or (ii) the date on which Tenant takes possession of, or commences the operation of its business in some or all of the Premises. If substantial completion occurs prior to the Scheduled Term
                    Commencement Dates, Tenant shall take occupancy. Landlord shall provide Tenant as much notice as circumstances allow of the date when Landlord expects to achieve substantial completion based upon the progress of work. Should the Term
                    Commencement Date be a date other than the Scheduled Term
                    Commencement Date, either Landlord or Tenant, at the request of the other shall execute a declaration specifying the Term
                    Commencement Date and the rent commencement date which shall be binding upon the parties as to the matters therein stated. Tenant's obligation to pay Rent and its other obligations for payment under this Lease shall commence upon the earlier of (i) the day when the Premises are substantially complete, or (ii) the date on which Tenant takes possession of or commences the operation of its business in some or all of the Premises.

                    Tenant agrees to accept the premises in "as is" condition except for the improvements per Exhibit C.

          RENT 4.        Tenant shall pay to Landlord throughout the Term Rent
                    as specified in the Basic Lease Information, payable in monthly installments in advance on the first day of each calendar month

See Addendum 1.     during every year of the Term in lawful money of the United
                    States, without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing by notice given as herein provided. Rent for the first month of the Term shall be paid by Tenant upon execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month as provided in paragraph 3(a), then Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. If the Term terminates on other than the last day of a calendar month, then the Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination.

 RESTRICTIONS  5.        Tenant shall not do or permit anything to be done in or
       ON USE about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

   COMPLIANCE  6.        Tenant shall not use the Premises or permit anything
    WITH LAWS       to be done in or about the Premises which will in any way
                    conflict with any law, statute, ordinance or governmental
                    rule or regulation now in force or which may hereafter be
See Addendum 2.     enacted or promulgated. Tenant shall not do or permit
                    anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

  ALTERATIONS  7.        Tenant shall not make or suffer to be made any
                    alterations, additions, or improvements in, on or to the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; and any such alterations, additions or improvements in, on or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, addition or improvement by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord.

                    Notwithstanding the foregoing, at Landlord's option, all or any portion of the alterations, addition or improvement work shall be performed by Landlord for Tenant's account and Tenant shall pay

                    Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. Overhead and profit allowances shall total fifteen percent (15%). Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, with all due diligence remove all those alterations, additions or improvements made by or for the account of Tenant, designated by Landlord to be removed, and Tenant shall with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, normal wear and tear excepted. At Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such alterations, additions or improvements and restoring the Premises to their original condition, normal wear and tear excepted, such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

      REPAIRS  8.        By taking possession of the Premises, Tenant accepts
                    the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. At all times during the

                    Term Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting damage thereto by fire, earthquake, act of God or the elements. Tenant waives all rights it may have under Section 1942 of the Civil Code of the State of California and any similar law, statute or ordinance now or hereafter in effect (to the full extent that such waiver may lawfully be given) authorizing or purporting to authorize Tenant to make repairs to or for the account of Landlord. Tenant shall upon the expiration or sooner termination of the Term hereof, unless Landlord demands otherwise pursuant to paragraph 7 hereof, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received or when first installed, damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in the Office Lease Improvement Agreement and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth herein or in the Office Lease improvement Agreement.

        LIENS  9.        Tenant shall keep the Premises free from liens arising
                    out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in Premises or Building. In the event that Tenant shall not, within ten
                    (10) days following the imposition of any such lien, cause the same to be released of record by payment or posing of a proper bond, Landlord shall have, in addition to all remedies provided herein and by law, the right, but no obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Building or Premises which could lawfully give rise to a claim for mechanics or materialmen's lien.

   ASSIGNMENT  10.       Tenant shall not sell, assign, encumber or otherwise
          AND       transfer this Lease or any interest therein (by operation of
   SUBLETTING       law or otherwise), sublet the Premises or any part thereof or suffer any other person to occupy or use the Premises or any portion thereof, nor shall Tenant permit any lien to be placed on Tenant's interest under this Lease by operation of law except in accordance with the provisions of this paragraph 10. For purposes hereof, sales, transfers or assignments of (i) a controlling interest in the stock of Tenant, if Tenant is a corporation, or of (ii) the general partnership interests sufficient to control management decisions if Tenant is a partnership or of (iii) the majority or controlling underlying beneficial interest, if Tenant is any other form of business entity, shall constitute an assignment subject to the terms of this paragraph 10.

                    (a) In the event that Tenant should desire to sublet the Premises or any part thereof, Tenant shall provide Landlord with written notice of such desire at least ninety (90) days in advance of the date on which Tenant desires to make such sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event, Tenant shall be relieved of all further obligations hereunder as to such space from and after that date, or (ii) to permit Tenant to sublet such space, subject however, to the prior written approval of the proposed sublessee by Landlord which said consent shall not be unreasonably withheld. If Landlord should fail to notify Tenant in writing of its election within said thirty (30) day period, Landlord shall be deemed to have waived option (i) above, but written approval of the proposed sublessee shall still be required. Refusal by Landlord to approve a proposed sublessee shall not constitute a termination of this Lease. In exercising its right of consent to a sublessee it shall be reasonable for Landlord to withhold consent to any sublessee who (aa) does not agree to assume the obligations of the Lease with respect to the space to be so sublet, (bb) does not agree to utilize the space to sublet for the Permitted Use, (cc) is of unsound financial condition as determined by Landlord or
                    (dd) will, in Landlord's opinion, increase the occupant density in the Leased Premises. If Tenant proposes to sublease less than all of the Premises, election by Landlord of termination of this Lease with respect to space to be so sublet shall leave this Lease in full force and effect with respect to the remainder of the space, the Rent and Tenant's Proportionate Share of Operating Expenses and taxes shall be adjusted on a pro rata basis to reflect the reduction in Net Rentable Area of the Premises as retained by Tenant. This Lease as so amended shall continue thereafter in full force and effect and references herein to the Premises shall mean that portion thereof as to which the Lease has not been terminated.

                    (b) Tenant shall not enter into any other transaction subject to this paragraph 10 without Landlord's prior written consent which said consent shall not be unreasonably withheld. It shall be reasonable for Landlord to withhold consent to any proposed transaction described in this paragraph 10 on any of the grounds specified in paragraph 10
                    (a) with respect to sublessees or any other reasonable grounds.

                    (c) Any rent or other consideration realized by Tenant under any such sublease or assignment to which Landlord has consented hereunder, in excess of the Rent payable hereunder, after amortization of the reasonable cost of the improvements over the remainder of the Term for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid ninety percent (90%) to Landlord and ten percent (10%) to Tenant.

                    (d) Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. Any purported assignment, subletting or other transaction to which paragraph 10 applies, which occurs contrary to the provisions hereof, shall be void.
                    Landlord's consent to any assignment, subletting or other transaction to which this paragraph 10 applies shall not release Tenant from any of Tenant's obligations hereunder or constitute a consent with respect to any subsequent transaction to which this paragraph applies.

INSURANCE AND  11.  (a)  Landlord shall not be liable to Tenant and Tenant hereby

INDEMNIFICATION     waives all claims against Landlord for any injury or damage to any person or properly in or about the Premises by or from any cause whatsoever, (other than Landlord's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage or any character from the roof, walls, basement or other portion of the Premises or the Building, or caused by gas, fire, oil or electricity in, on or about the Premises or the Building.

                    (b) Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, or (ii) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, lobbies, health clubs, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or whole by the act, neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees. Tenant shall further indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Tenant in or about or from transactions of Tenant concerning the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any claims or liability within the limits of the foregoing indemnity, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord.

                    (c) Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property occurring in or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the building, when such injury or damage shall be caused in whole or in part by the act, neglect, fault of or omission of any duty with respect to the same by Landlord, its agents, servants, employees or invitees. Landlord shall further indemnify and safe Tenant harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Landlord in or about, or from transactions of Landlord concerning the Premises where such work is not being done for the account of Tenant, and Landlord will further indemnify and safe Tenant harmless against and from any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liability incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Tenant by reason of any claims or liability within the limits of the foregoing indemnity, Landlord shall defend such action or proceeding at Landlord's sole expense by counsel reasonable satisfactory to Tenant.

                    (d) The provisions of paragraph 11(b) and 11(c) shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                    (e) Tenant shall purchase at its own expense and keep in force during the Term of this Lease a policy or policies of workers' compensation and comprehensive liability insurance, including personal injury and property damage, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. The foregoing limits shall be increased in proportion to increases during the Term in the United States Department of Labor, Bureau of Labor Statistics, Cost of Living Index. All Urban Consumers (1967 = 100) for the region in which the Leased Premises are located. Said policies shall; (i) name Landlord and any party holding any interest to which this Lease may be subordinated under paragraph 18 hereof, as additional insureds, and insure Landlord's contingent liability under this Lease; (ii) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California; and (iii) provide that said insurance shall not be cancelled unless then (10) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of this Lease and upon each renewable of said insurance.

    WAIVER OF  12.       To the extent permitted by law and without affecting
  SUBROGATION       the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (i) damages for injury to or death of persons, (ii) damages to property, (iii) damage to the Premises or any part thereof, (iv) damage to the Building or any part thereof, or (v) claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered (and only to the extent of such coverage) by insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, but without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

 SERVICES AND  13.  (a)  Landlord shall maintain the public and common
    UTILITIES       areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, and windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

                    (b) Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), water and electricity suitable for the Permitted Uses of the Premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for the Permitted Uses, janitorial services during the time and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. Landlord shall have no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

                    (c) Tenant shall not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines and machines using excess lighting or using current in excess of that which is determined by Landlord as reasonable and normal for the Permitted Use or which will in any way increase the amount of electricity or water usually furnished or supplied for the Permitted Uses of the Premises; nor connect with electric current, except through existing electrical outlets in the Premises or what pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current or any other resource in excess of that usually furnished or supplied for the Permitted Uses of the Premises, Tenant shall first procure the consent of Landlord which

                    Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Basic Operating Cost the cost of all such energy, utility service and meters (and of installation maintenance and repair thereof). Landlord may add to the metered charge a recovery of additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility supplies in reducing energy or other resources consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

                    (d) Any sums payable under this paragraph 13 shall constitute Additional Rent hereunder.

     ESTOPPEL  14.       Within ten (10) days following any written request
  CERTIFICATE       which Landlord may make from time to time, Tenant shall
                    execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit D and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein, Landlord shall have the right to substitute for the attached Exhibit
                    D a certificate in form required by Landlord's mortgagee or provider financing.

     SECURITY  15.       Concurrently with execution hereof. Tenant has paid to
      DEPOSIT Landlord the Security Deposit in the amount stated on the Basic Lease Information Sheet as security for the full and faithful performance of Tenant's obligations under this Lease Upon expiration of the Term or earlier termination hereof, the Security Deposit shall be returned to Tenant. reduced by such amounts as maybe required by Landlord to remedy defaults on the part of Tenant in the payment of Rent. to repair damages to the Premises caused by Tenant and to clean the Premises. Landlord shall hold the Security Deposit for the foregoing Purposes in accordance with the provisions of all applicable law.

 SUBSTITUTION  16.       At any time after execution of this Lease, Landlord may
                    substitute for the Premises other Premises in the Building (the "New Premises") upon not less than ninety (90) days Prior written notice, in which event the new Premises shall be deemed to be the Premises for all purposes hereunder:
                    Provided, however, that:
                    (a) The Net Rentable Area in the Premises is less than five thousand (5,000) square feet;

                    (b) The New Premises shall be similar in area and in appropriateness for Tenant's purposes;

                    (c) Any such substitution is effected for the purpose of accommodating a tenant who will occupy all or a substantial Portion of the Net Rentable Area of the floor on which the Premises are located; and

                    (d) If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises and shall, at its sole cost, improve the New Premises with improvements substantially similar to those Landlord has committed to provide or has provided in the Premises.

 HOLDING OVER  17.       If Tenant shall retain possession of the Premises or
                    any part thereof without Landlord's consent following the expiration of the Term or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention 150% the amount of the daily rental for the last period prior to the date of such expiration or termination. Tenant shall also indemnity and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a Period from month to month or for one year. whichever shall be specified in such notice. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease. and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Unless Landlord exercises the option hereby given to it. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.

SUBORDINATION  18.       Without the necessity of any additional document being
                    executed by Tenant for the purpose of effecting a subordination. this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason, or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant. At the request of Landlord. Tenant shall provide to Landlord its current financial statement or other information disclosing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership. management and disposition of the property subject hereto.

 RULES AND     19.       Tenant shall faithfully observe and comply with the
REGULATION          rules and regulations printed on or annexed to this Lease
                    and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord.
                    Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of the rules and regulations.

     RE-ENTRY  20.       Landlord reserves and shall at all limes have
  BY LANDLORD       the right to reenter the Premises to inspect the same to
                    supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants. to post notices of nonresponsibility and to alter improve or repair the Premises and any portion of the Building, without abatement of Rent. and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed;
                    provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant waives any claim for damages for any injury or inconveniences to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

      DEFAULT  21.  (a)  EVENTS OF DEFAULT: The occurrence of any of the
    BY TENANT            following shall constitute an event to default on the
                         part of Tenant:

                    (1) ABANDONMENT. Vacation or abandonment of the Premises for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California. the terms of this subsection (a) being deemed such notice to Tenant as required by said
                         Section 1951.3;

                    (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent due and payable hereunder (or failure to pay any other amount required to be paid hereunder, all such obligations to be construed as the equivalent of obligations for payment of Rent) upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge for a period of five (5) business days after written notice and demand; provided, however, that except as expressly otherwise Provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirement of notice. For purposes of subparagraph 21(e), such failure shall constitute a default without requirement of notice. The due dates for payment of installments of rent provided for herein shall be absolute and the existence of a cure period or notice period shall not be deemed to extend said date for purposes of determining Tenant's compliance with its obligations hereunder.

                    (3) OTHER OBLIGATIONS. Failure to perform any obligations. agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph (a), such failure continuing for fifteen
                         (15) business days after written notice of such failure (or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

                    (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the Benefit of creditors:

                    (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty
                         (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time periods as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                    (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof.

                    (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof.

                    (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

                    (b)  REMEDIES UPON DEFAULT.

                    (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                    (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                    (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises this Lease shall continued in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 21 (b)(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute an election to terminate Tenant's right to possession.

                    (c) DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of paragraph 21(b)(2) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant; (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination;
                    (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination under the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonable avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the Balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
                    (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall be computed by reference to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

                    (d)  COMPUTATION OF RENT FOR PURPOSES OF DEFAULT.

                         For purposes of computing unpaid Rent which would have
                    accrued and become payable under this Lease pursuant to the provisions of paragraph 21(c) unpaid Rent shall consist of the sum of:

                    (1) the total Basic Rent for the balance of the Term then remaining (with the amount of Basic Rent to be determined by reference to fair rental value being the subject of proof by competent evidence), plus

                    (2) a computation of the excess of Gross Rent (the term "Gross Rent" meaning the sum of (i) rental adjustments payable pursuant to paragraph 29 and (ii) Basic Rent) over Basic Rent for the balance of the Term then remaining ("Excess Gross Rental"), the assumed excess Gross Rental for the calendar year of the default and each future calendar year in the Term to be equal to the Excess Gross Rental for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers) for the Metropolitan Area or Region which San Francisco, California is a part.

                    (e) LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                    (f) REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative not alternative to the extent permitted by law and except as otherwise provided herein.

    DAMAGE BY  22.       If the Premises or the Building are damaged by fire or
   FIRE, ETC.       other casualty, Landlord shall forthwith repair the same,
                    provided such repairs can be made within one hundred eighty
                    (180) days from the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs to be made hereunder by Landlord are being made. Said proportionate reduction shall be based upon the extent to which the making of such repairs to be made hereunder by Landlord shall interfere with the business carried on by Tenant in the Premises. Within twenty (20) days from the date of such damage, Landlord shall notify
                    Tenant whether or not such repairs can be made within one hundred eighty (180) days from the date of such damage and Landlord's determination thereof shall be binding on Tenant.
                    If such repairs cannot be made within one hundred eighty
                    (180) days from the date of such damage, Landlord shall have the option within thirty (30) days of the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Rent shall be reduced as provided herein; or
                    (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In the event such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In either event, the Rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and the Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the premises by or at the expense of Tenant. The provisions of Section 1942, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California are superseded by the foregoing.

     EMINENT   23.       If any part of the Premises shall be taken or
      DOMAIN appropriated under the power of eminent domain or conveyed in lieu thereof, which materially effects Tenant's occupancy of the Premises, either party shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive subject to the rights of Landlord's first mortgagee (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of the sums paid by virtue of such proceedings, whether or not attributable to the value of the unexpired Term. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance. Landlord shall restore and Premises continuing under this Lease at Landlord's cost and expense, provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Thereafter, the Rent for the remainder of the Term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with the business carried on by Tenant in the Premises. Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term, in the event of any such temporary appropriation or taking. Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

      SALE BY  24.       In the event of a sale or conveyance by Landlord of the
     LANDLORD       Building, the same shall operate to release Landlord from
 AND TENANT'S       any future liability upon any of the convenants or
                    conditions, express

REMEDIES or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

     RIGHT OF  25.       All convenants and agreements to be performed by
     LANDLORD       Tenant under any of the terms of this Lease shall be
   TO PERFORM       performed by Tenant at Tenant's sole cost and expense and
                    without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less per annum from the date of such payment by the Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

    SURRENDER  26.  (a)  Tenant shall at least ninety (90) days before the
  OF PREMISES       last day of the Term, give to Landlord a written notice
                    intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the Term or as consent of Landlord to any holding over by Tenant.

                    (b) At the end of the term or any renewal thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, fixtures or additions thereto by whomsoever made, in the same condition as received, or first installed, damage by fire, earthquake, act of God, normal wear and tear or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord.

                    (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

       WAIVER  27.       If either Landlord or Tenant waives the performance of
                    any term, convenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this lease may only be made by a written document signed by Landlord.

    NOTICES  28.         All notices and demands which may or are required to be
                    given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate in the notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant.


     RENTAL  29.         In addition to Basic Rent provided to be paid
 ADJUSTMENT         hereunder, Tenant shall pay as Rent Tenant's Proportionate
                    Share of Basic Operating Cost in the manner set forth below.

                    (a) DEFINITION: For purposes hereof, the terms used in this paragraph 29 shall have the following meanings:

                    (1) "Basic Operating Cost" shall mean all expenses and costs of every kind and nature which Landlord shall pay to become obligated to pay because of or in connection with the ownership and operation of the Building and supporting facilities of the Building, and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building, including, but not limited to the following:

                    (i) Wages, salaries and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering and security of the Building, and the costs of an office in the Building, provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson or agent.

                    (ii) Supplies, materials and rental of equipment used in the operation, management and maintenance of the Building.

                    (iii) Utilities. including water and power, heating, lighting, air conditioning and ventilating of the Building.

                    (iv) All maintenance, janitorial and service agreements for the Building and the equipment therein. including, without limitation, alarm services. window cleaning and elevator maintenance.

                    (v) A management cost recovery determined by Landlord equal to three percent (3%) of Gross Rent derived from the Building.

                    (vi) Legal expenses and the cost of audits by certified public accountants; Provided, however, that legal expenses chargeable as Basic Operating Cost shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

                    (vii) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building and Landlord's personal properly used in connection therewith.

                    (viii) Repairs, replacements and general maintenance (excluding repairs and general maintenance Paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

                    (ix) All maintenance costs relating to public and service areas of the Building. including (but without limitation, sidewalks, landscaping, service areas, mechanical rooms and Building exteriors.

                    (x) All taxes, service payments in lieu of taxes, annual or periodic license or use fees, fees, real estate taxes, impositions or charges imposed upon or levied in connection with use of the Building to raise funds for public transit, housing or other environmental, sociological or fiscal effects of the Building or land use, assessments whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Building, the land upon which it is located, Building operations or Rent payable under this Lease (or any portion or component thereof), excepting only inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building or any part thereof or interest therein, and taxes computed upon the basis of the net income of the owners of the Building or any part thereof or interest therein.

                    (xi) Amortization (together with reasonable financing charges) of capital improvement made to the Building subsequent to the Term Commencement Date which will improve the operating efficiency of the Building or which may be required to comply with laws. ordinances, rules or regulations promulgated. adopted or enforces after completion of the initial construction of the Building and improvements of the Premises pursuant to the Office Lease Improvement Agreement.

                           Notwithstanding anything to the contrary herein
                    contained, Basic Operating Cost shall not include (aa) the initial construction cost of the Building; (bb) depreciation on the initial construction of the Building: (cc) the cost of providing Tenant Improvements to tenant or any other tenant:
                    (dd) debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real properly on which the Building is located other than debt service and financing Charges imposed pursuant to Paragraph 29(a)(l)(xi) above; and (ee) the cost of special services, goods or materials provided to any tenant. In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment Shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost Shall be computed as though the Building had been one hundred Percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and Paid by specific tenants.

                    (2) "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner.

                    (3) "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any fiscal year determined as hereinafter provided.

                    (b) PAYMENT OF ESTIMATED BASIC OPERATING COST.

                        During Dec. of each fiscal year during the Term, or as
                    soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. The Estimated Basic Operating Cost for the fiscal year in which the Scheduled Term Commencement Date falls is set forth in the Basic Lease Information Sheet. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Basic Rent required to be paid pursuant to paragraph 3 above for the fiscal year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof. If at any time during the course of a fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first day of each calendar month thereafter, such revised installment amounts to be Rent for all purposes hereof.

                    (c) COMPUTATION OF BASIC OPERATING COST ADJUSTMENT.

                        Within one hundred twenty (120) days after the end of
                    each fiscal year as determined by Landlord or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's Payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. such payment to constitute additional rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease), Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Tenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

                    (d) NET LEASE. This shall be a net lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payments of Tenant's Proportionate Share of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to Pass on to Tenant and reimburse Landlord for all cost and expenses of the nature described in paragraph 29(a)(1) above incurred in connection with ownership and operation of the Building and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building.

                    (e) TENANT AUDIT. Tenant shall have the right at Tenant's expense and upon not less than forty-eight (48)hours prior written notice to Landlord, to review at reasonable times Landlord's books and records for any fiscal year a portion of which falls within the Term for purposes of verifying Landlord's calculation of Basic Operating Cost and Basic Operating Cost Adjustment. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 29(c) above. Tenant shall have the right not later than twenty (20) days following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of Tenants Proportionate Share of the Basic Operating Cost Adjustment previously reported. the cost of such audit shall be borne by Landlord. Otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 29(e) within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 29(d). such statement shall be final and binding for all purposes hereof.

      TAXES  30.    (a) Tenant shall pay before delinquency any and all taxes
    PAYABLE         levied or assessed and which become payable by Landlord (or
  BY TENANT         Tenant) during the Term of this Lease, whether or not now
                    customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (b) the value of any leasehold improvements, alterations, or additions made in or to the Premises, regardless of whether title to such improvements.
                    alterations or additions shall be in Tenant of Landlord: or
                    (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                    (b) In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Rent shall be revised to net Landlord the same net rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. All taxes payable by Tenant under this Paragraph 30 shall be additional rental.

 SUCCESSORS
AND ASSIGNS  31.         Subject to the provisions of paragraph 10 hereof, the
                    terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

 ATTORNEYS'
       FEES  32.         In the event that any action or proceeding is brought
                    to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the court in such action or proceeding.

      LIGHT
    AND AIR  33.         No diminution of light, air or view by any structure
                    which may hereafter be erected (whether or not by Landlord shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     PUBLIC
     TRANS-
  PORTATION  34.         Tenant shall establish and maintain during the Term
INFORMATION         hereof a  program to encourage maximum use of public
                    transaporation by personnel or Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense.

MISCELLANE-
        OUS  35.    (a)  The term "Premises" shall be deemed to include (except where such meaning would be clearly repugnant to the context) the offices space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised.

                    (b) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

                    (c) The term "Landlord" in these presents shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person the obligations hereunder shall be joint and several.

                    (d) The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                    (e) Time is of the essence of this Lease and all of its provisions.

                    (f) This Lease Shall in all respects be governed by the laws of the State of California.

                    (g) This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

                    (h) There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                    (i) This Lease may not be modified except by a written instrument by the parties hereto.

                    (j) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective all of the other provisions Shall be and remain in full force and effect.

                    (k) See Addenda 1 & 2 and Additional Paragraphs 37-41 attached hereto and made a part hereof

      LEASE  36.         Submission of this instrument for examination or
  EFFECTIVE         signature by Tenant does not constitute a reservation or
       DATE         option for lease, and it is not effective as a lease or
                    otherwise until execution and delivery by both Land-lord and Tenant.

                         IN WITNESS WHEREOF, the parties hereto have executed
                    this Lease the day and year first above written.
                              "LANDLORD"
                              Spieker Properties, L.P.
                              a California Limited Partnership

                              By:   Spieker Properties, Inc., a Maryland
                                    Corporation
                              Its:  General Partner

Date 12/18/95                 By     /s/ John A. Foster
                                         John A. Foster

                                    Its        Senior Vice President

                              "TENANT"
                              VLSI LIBRARIES INCORPORATED, a California
                              Corporation

Date 12-15-95                 By     /s/ Mark Templeton
                                         Mark Templeton

                                    Its        President

ADDENDA ATTACHED TO AND MADE A PART OF THAT LEASE AGREEMENT BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD, AND VLSI LIBRARIES INCORPORATED, A CALIFORNIA CORPORATION, AS TENANT, DATED DECEMBER 13, 1995 FOR PREMISES LOCATED AT 2077 GATEWAY PLACE, SAN JOSE, CALIFORNIA.

ADDENDUM 1 - PARAGRAPH 4 - RENT.  Rent for the premises shall be as follows
-------------------------------

Year 1: $24,020.00 per month plus operating expenses per Paragraph 29 of this Lease Agreement. Operating expenses through December 1996 are estimated to be $8,734.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any increases or decreases necessary will be made at the end of the operating year.

Year 2: $25,363.00 per month plus operating expenses per Paragraph 29 of this Lease Agreement.

Year 3: $26,707.00 per month plus operating expenses per Paragraph 29 of this Lease Agreement.

Year 4: $28,051.00 per month plus operating expenses per Paragraph 29 of this Lease Agreement.

Year 5: $29,563.00 per month plus operating expenses per Paragraph 29 of this Lease Agreement.

ADDENDUM 2 - PARAGRAPH 6 - COMPLIANCE WITH LAWS.  Tenant shall have the sole
-----------------------------------------------
responsibility for complying, at Tenant's cost, with provisions of the Americans with Disabilities Act of 1990 (ADA), as it may later be amended, with respect to the Premises and to the common areas of the Project, where such compliance has been brought about: (I) by any alterations to the Premises or to the common areas by the Tenant or on behalf of the Tenant at Tenant's written request (by Landlord or otherwise) performed after the Term Commencement Date, (ii) by any changes to Tenant's use of the Premises; or (iii) by any architectural barriers caused by Tenant's installation of any equipment, furniture, or other personal property on the Premises (items (I), (ii), (iii) collectively, "Tenant's ADA Responsibilities"). Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, damages and liabilities arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a Landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities.

ADDITIONAL PARAGRAPHS ATTACHED TO AND MADE A PART OF THAT LEASE AGREEMENT BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP AS LANDLORD, AND VLSI LIBRARIES INCORPORATED, A CALIFORNIA CORPORATION, AS TENANT, DATED DECEMBER 13, 1995 FOR PREMISES LOCATED AT 2077 GATEWAY PLACE, SAN JOSE, CALIFORNIA.

PARAGRAPH 37 - OPTION TO RE-LEASE PREMISES.  Provided Tenant is not, and has not
------------------------------------------
been, in default of its obligations under this Lease, Tenant shall have one (1) option to release the Premises in "as-is" condition for a term of five (5) years at the then current market rent for comparable space in Gateway Office Park. In no event will the monthly rental be less than the rental for the last month of the previous term.

Tenant shall give Landlord written notice of its intent to exercise its option at least one-hundred-eight (180) days prior to the expiration of the current lease term. Within fifteen (15) days after Tenant exercises its option to release, Landlord will provide Tenant with the fair market rental for comparable buildings in the San Jose Airport market, as well as terms and conditions for the extended term. Tenant shall have forty-five (45) days from notification by Landlord of current rent and terms and conditions. If Tenant does not accept Landlord's rental figure and terms and conditions within the forty-five (45) day period, this option shall be null and void and Landlord shall have no further obligation to Tenant and Landlord may enter into a lease for the Premises with a third party.

Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of the foregoing option shall be conditioned upon the following: (i) at the time of the exercise of the option, and at the time of the commencement of the extended term, Tenant shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee, the option to extend being applicable hereunder only with respect to so much of the Premises as is actually occupied by Tenant; and (ii) the notice of exercise shall constitute a representation by Tenant to Landlord effective as of the date of the lease term, that Tenant does not intend to seek to assign the Lease in whole or in part, or sublet all or any portion of the Premises, the election to extend the term being for purposes of utilizing the Premises for Tenant's purposes in the conduct of Tenant's business therein.

PARAGRAPH 38 - TENANT PARKING.  Tenant shall have the nonexclusive use of on-
-----------------------------
site parking at a ratio of not more than 4 cars per 1,000 square feet of rentable area. Landlord shall also provide parking spaces in close proximity to the building for visitors and handicapped persons.

PARAGRAPH 39 - EXTERIOR SIGNAGE.  Landlord agrees, at Landlord's expense, to
-------------------------------
provide Tenant with building standard exterior monument signage at Building 2077, to be shared with others. Exact location/placement of said monument shall be determined by Landlord. The cost of appropriate lettering for the monument, to be approved by Landlord, shall be paid for by Tenant.

PARAGRAPH 40 - LANDLORD INDEMNITY REGARDING HAZARDOUS SUBSTANCES.  Landlord
----------------------------------------------------------------
shall indemnify, defend and hold harmless Tenant, its officers, employees, shareholders, parent, subsidiary and affiliate organizations and agents to the extent of Landlord's interest in the Project, against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage, personal injury or death directly arising from or related to: the presence of Hazardous Substances (as defined below) in, on or about the Premises immediately prior to Tenant's first occupancy unless caused by Tenant, its employees, invitees, subtenants, agents, assigns, licensees or servants, or; the subsequent release, disposal, use or storage of Hazardous

Substances in, on or about the Premises by Landlord, its employees, invitees, agents, assigns, licensees or servants.

For the purposes of this Indemnity, Hazardous Substances are defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or toxic substances" under applicable environmental laws, ordinances or regulation.

The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of this Lease.

PARAGRAPH 41 - TENANT INDEMNITY REGARDING HAZARDOUS SUBSTANCES.  Tenant shall
--------------------------------------------------------------
indemnify, defend and hold harmless Landlord, its employees, partners, subtenants, agents, assigns, licensees, servants, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substance (as defined below) released, manufactured, discharged, disposed, used or stored by Tenant, its employees, invitees, subtenants, agents, assignees, licensees or servants.

For the purpose of this Indemnity, Hazardous Substances are defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinances or regulation.

The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

                             Rules and Regulations
EXHIBIT A.

               1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

               2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the Tenant.

                    If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

                    All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord.

               3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only the Landlord reserves the right to exclude any other names therefrom.

               4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door or any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

               5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am and at all hours on Saturdays, Sundays and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the building and shall be liable to Landlord for all acts of such persons.

                    Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

                    During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord's reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and Property in the Building.

               6. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

               7. No Tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services except through facilities provided by Landlord (and maintained by tenant) and under regulations fixed by Landlord, or accept barbering or boot blacking services on premises except from persons authorized by Landlord.

               8. Each Tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water, faucets or water apparatus are entirely shut off before the Tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress or egress.

               9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

               10. No Tenant shall alter any lock or access device or install a new additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent the Tenant shall in each case furnish Landlord with a key for any such lock.

               11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

               12. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

               13. No Tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

               14. No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substances or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

               15. No cooking shall be done or permitted by any Tenant on its premises (except that use by the Tenant of Underwriters' Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall premises be used for lodging.

                                     EXHIBIT "A"                          Page 1

               16. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale, at retail, of newspapers. magazines. periodicals. theatre tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employee or other Person to carry on, the Business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building. nor shall the Premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor. nor shall the premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's lease.

               17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

               18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord.

               19. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior wails or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in [he Building or elsewhere.

               20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

               21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

                    Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant

                    Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the

                    Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

               22. No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

               23. No Tenant shall install, maintain or operate upon the Premises any vending Machine without the written consent of Landlord.

               24. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the premises.

               25. Each Tenant shall store all of its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

               26. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are Prohibited and each Tenant shall cooperate to Prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the building.

               27. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and address of the Building.

               28. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

               29. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in Promoting or advertising the business of Tenant except as Tenant's address.

               30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

               31. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

               32. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

               33. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

               34. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the Preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted,

               35. Landlord reserves the right to designate the use of the Parking spaces on the Premises.

               36.  Tenant shall use carpet protectors under all desk chairs.

               37. Tenant agrees to keep balcony doors closed at all times, except during ingress and egress.

               38. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of the above shall be subject to tow-away. at vehicle owners expense.

               39. Vehicles parked on premises overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense.

               40. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

               41. The Rules and Regulations are in addition to. and shall not be construed to in any way modify. alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building. The word "Building" as used herein means the building of which the premises are part.

                           [EXHIBIT B IMAGE OMITTED]

                             INTERIOR IMPROVEMENTS
                             ---------------------


Landlord shall furnish and install at its own expense the interior improvements in accordance with Malesardi Design Group's Space Plan dated 12/13/95 and further described per this Exhibit C. Any alterations or modifications to the improvements must be approved in writing by Landlord. Any increase in cost (including the cost of design) as a result of such alterations or modifications shall be acknowledged by Tenant in writing and paid to Landlord prior to occupancy of the Premises. Any delays in construction caused by Tenant's changes which extend the completion of the improvements shall be acknowledged by Tenant and, notwithstanding the provisions of paragraph 3, shall accelerate the payment of rent by the number of days delay.

The tenant improvements installed by Landlord shall include the following:

* Install building standard carpet over pad throughout, exact colors to be determined and agreed upon by Landlord and Tenant.

* Building standard latex paint throughout, exact colors to be determined and agreed upon by Landlord and Tenant.

* Remodel HVAC zones, fire sprinklers and flourescent light mixtures at all new construction areas as determined by Landlord.

* One each electrical duplex, phone and data outlet in each of the new offices.

* Electrical, phone and data outlets adequate for operation of Tenant's cubicles.

*    Tenant to provide and install, at Tenant's expense, the following:

* All teflon-coated computer cable to computer outlets and telephone outlets and other areas required by Tenant.


                                   EXHIBIT C
                                   ---------

                           [EXHIBIT C IMAGE OMITTED]

                                                      Form of Tenant Certificate

EXHIBIT D.


                     ____________________________________
                     ____________________________________
                     ____________________________________
                     ____________________________________


                     RE:



                     Gentlemen:

                     The undersigned, as Tenant under that certain lease (the "Lease") dated ____________________ 19 ______, made with
                     _________________ as Landlord (the "Landlord"), does hereby certify:

                1. That the copy of the Lease attached hereto as Exhibit A is a true and complete copy of the Lease, and there are no amendments, modifications or extensions of or to the Lease and the Lease is now in full force and effect.

                2. That its leased premises at the above location have been completed in accordance with the terms of the Lease, that it has accepted possession of said premises, and that it now occupies the same.

                3.   That it began paying rent on ___________________ 19 ______, and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with the Landlord as security.

                4. That there exist no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

                     The undersigned acknowledges that you are relying on the above representation of the undersigned in (advancing funds to purchase the existing first mortgage loan covering the building in which the leased premises are located) (in purchasing the building in which the leased premises are located) and does hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.

                Dated:________________________

                By______________________

                Its___________________________



                                  EXHIBIT "D"

                             PROPERTY DESCRIPTION
                             --------------------


               All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

               ALL OF PARCELS A and B, as shown upon that certain Parcel Map entitled " Being all of Parcel 3 as shown on the Parcel Map recorded in Book 451 of Maps at Pages 17 and 18 and lying within the City of San Jose, California", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on December 2, 1982 in Map Book 506 at Pages 45 and 46, Santa Clara County Records.


                                   EXHIBIT E